FiscalNote Announces First Quarter 2023 Financial Results with
21% Revenue Growth Year-over-Year

Reiterates its 2023 Guidance and Expectations to be Profitable in the Fourth Quarter of 2023 on an Adjusted EBITDA Basis

WASHINGTON, D. C. – Wednesday, May 10, 2023 – FiscalNote Holdings, Inc. (NYSE: NOTE) (“FiscalNote” or the “Company”), a leading AI-driven enterprise SaaS technology provider of global policy and market intelligence, today announced financial results for the first quarter ended March 31, 2023. These results mark another quarter of delivering on expected results driven by durable recurring revenue and high gross margins, which form the basis of its expected approximately breakeven adjusted EBITDA in Q3 2023 and positive adjusted EBITDA by Q4 2023. The results demonstrate the Company's ongoing leadership in delivering AI-enabled policy and market information that empowers organizations to mitigate risk and more confidently navigate their businesses in an increasingly complex global geopolitical, economic, and regulatory environment.

First Quarter 2023 Financial Highlights

●
Revenue increased 21% to $31.5 million, compared to revenue of $26.1 million in the first quarter of 2022 and consistent with the guidance range the Company previously provided. Subscription revenue, which comprises approximately 90% of total revenue, grew 25% year-over-year of which 14% was on an organic basis.
●
Gross profit was $22.6 million representing 72% gross margin, and non-GAAP adjusted gross profit was $25.2 million(1) representing 80% non-GAAP adjusted gross margin.(1)
●
GAAP net loss of $19.3 million.
●
Adjusted EBITDA(1) loss of $7.0 million, including higher Q1 seasonal public company costs and consistent with previous guidance.
●
Cash and cash equivalents of $47.5 million and approximately $94 million of additional debt capacity.* The Company continues to have sufficient capital to support its current growth plans, path to adjusted EBITDA profitability, and M&A opportunities, and does not require additional capital raises to achieve its plan.

First Quarter 2023 Operational Metrics

●
Run-Rate Revenue(2) increased to $134 million as of March 31, 2023 inclusive of businesses acquired in 2022 and 2023. Organic Run-Rate Revenue(2)(3) increased to $124 million as of quarter end, a 9% increase from $114 million as of March 31, 2022 on a pro forma basis.
●
Annual Recurring Revenue(2) (“ARR”) rose to $119 million at March 31, 2023 inclusive of businesses acquired in 2022 and 2023, representing 19% total growth year-over-year and a 10% growth over the prior year on a proforma basis. Organic ARR(2)(3) was approximately $112 million as of March 31, 2023 compared to organic ARR of $102 million at March 31, 2022, representing a 9% growth rate on a pro forma basis.
●
Net Revenue Retention(2) was approximately 96% in the first quarter. Adjusted NRR was approximately 98% in the first quarter adjusting for the impact of the anticipated expiration of a legacy, non-core content licensing relationship that was inherited as part of a prior acquisition.

Financial Outlook

FiscalNote reiterates its revenue guidance for full year 2023 and its expectation to be Adjusted EBITDA positive in the fourth quarter of 2023 as the Company continues to grow revenue, maintains strong adjusted gross margins in the 80% range, and realizes the benefits of its planned cost management actions.

Guidance for the second quarter of 2023 is as follows:

●
GAAP revenue of $32 million to $34 million, representing 18% to 25% year over year growth.
●
Adjusted EBITDA(1)(5) loss of $4.5 million to $3.5 million for the quarter. The Company has implemented efficiency programs that leverage the Company’s prior investments in technology and sales and marketing to optimize operations, enhance the Company’s go to market strategy and reduce costs. These efficiency programs are expected to significantly benefit adjusted EBITDA starting in the second quarter.

The Company reiterated its full year 2023 guidance as follows:

●
GAAP revenue of $136 to $141 million, representing 20% to 24% year over year growth - inclusive of the Company’s January 2023 acquisition of Dragonfly Eye, Ltd.
●
Total run-rate revenue(2)(4) of $148 million to $155 million representing growth of 17% to 22% over the prior year - inclusive of the Company’s acquisition of Dragonfly Eye, Ltd. - and growth of 10% to 16% over the prior year on an organic basis.
●
An adjusted EBITDA(1)(5) loss of $8 million to $6 million for the full year(5), marking an improvement of approximately 71% year-over-year.

FiscalNote expects to achieve approximately break-even Adjusted EBITDA in the third quarter and positive Adjusted EBITDA starting in the fourth quarter of 2023 with ongoing Adjusted EBITDA profitability growth moving forward.(5)

“This year, we are on target to reach and surpass a number of important milestones, both financially and operationally. We are on track to achieve our revenue and profitability goals. We are reaping the benefits of our previous investments in R&D and sales and marketing as we expand our global and diverse base of customers across the public and private sectors, and strengthen our legacy of AI leadership through new strategic partnerships, collaborations, and innovations. Most importantly, we continue to innovate for our customers and lead our sector as a category creator and the most trusted provider of essential data, intelligence, analysis, and workflows that allow organizations to navigate challenges, discover opportunities, and take action within the constantly evolving and complex global political and regulatory environment,” said Tim Hwang, Chairman, CEO, and Co-founder, FiscalNote. “With each quarter we are continuing to prove our model of building an enduring and resilient growth company with compounding subscription revenue growth, strong gross margins and, over time, an impressive free cash flow model.”

During the first quarter, FiscalNote continued to execute successfully on its strategy to lead its sector in global policy, risk mitigation, and market intelligence with a large number of notable operational and business achievements, including:

●
Selected by OpenAI as an inaugural launch partner for OpenAI’s ChatGPT Plug-in. FiscalNote is the only launch partner in the legal, political, and regulatory domain chosen as part of a prominent group of global brands who are leaders in other industry verticals that include Airbnb, Expedia, Instacart, KAYAK, OpenTable, Shopify, Slack, and Stripe.
●
Secured a series of wide-ranging customer agreements in the global public sector with diplomatic entities and embassies, agencies for international cooperation and defense, parliaments and councils, government-owned or funded finance and banking institutions, and various prominent ministries and cabinet offices in capitals around the world - including The Cabinet Office (UK), the European Parliament, the European Council of the EU, the Ministry of Foreign Affairs of France, NATO, The African Union, the Embassy of Germany in the U.S., and many others.
●
Secured new customer agreements with the Georgia Legislature (State Senate), the Office of the Lieutenant Governor, and members of the DeKalb County Board of Commissioners who chose FiscalNote’s Fireside constituent relationship management (CRM) SaaS platform as their central hub for communications and relationship management with citizens.
●
Announced wide-ranging new customer agreements and renewals with some of the largest and most prominent trade associations, non-profits, and advocacy organizations across a large number of industries, including the American Association of Retired Persons, NAACP, U.S. Chamber of Commerce, National Federation of Independent Business, U.S. Olympic & Paralympic Committee, American Federation of Teachers, Children’s Defense Fund, U.S. Travel Association, National Center for Missing & Exploited Children, and dozens of other leading groups.
●
Continued to expand its enterprise customer accounts, which is the Company’s largest and fastest growing customer base, with new SaaS recurring revenue agreements in the first quarter with customers across a variety of sectors including social media, financial, transportation, healthcare, and energy.
●
Appointed Richard Henderson as Chief Revenue Officer, who brings over two decades of successful global leadership and experience as a senior sales executive at high-growth, data-driven technology and advisory companies in the U.S. and Europe.
●
Established a new partnership with Peraton - the world’s leading mission capability integrator for national security solutions. Through the agreement, Peraton will use Predata’s advanced AI-driven platform for analyzing online research patterns and integrate it with Peraton’s unparalleled mission expertise in the information domain to empower customers to address and tackle the adverse impacts of disinformation and the increasingly challenging and complex digital data ecosystem.
●
Established an integration with Bloomberg to make FiscalNote’s Oxford Analytica Daily Brief ®, available directly from the Bloomberg Terminal - a seamlessly integrated solution delivering timely data, news, and analytics to influential decision makers in the global financial industry.
●
Acquired Dragonfly Eye Ltd. (“Dragonfly”), a UK-based geopolitical and security intelligence provider of actionable data and analysis delivered through a SaaS-based, proprietary Security Intelligence and Analysis Service (SIAS) subscription platform and API — used by nearly half of the top 30 companies in the FTSE-500, and by the world’s top banks.

The Company also recently announced a number of developments that underscore its decade-long leadership in AI, and the depth of its expertise in aggregating data and training language models in the legal, risk, and political domain. In addition to the Company’s OpenAI launch partner announcement, in the past four weeks the Company has also announced:

●
FiscalNote was named by data, analytics, and AI company, Databricks, to be an inaugural launch partner for Databricks’ new data marketplace, joining other leaders in their sectors such as Experian, S&P Global, Nasdaq, and others who are making select datasets available on the platform. With this partnership, FiscalNote will reach thousands of global Databricks customers who turn to the Databricks marketplace for data and insights designed to optimize their business objectives and better inform their decisions.
●
Secured four new patents in the area of Artificial Intelligence (AI): a patent from the United States Patent & Trademark Office (USPTO) for the application of AI and machine Learning in creating custom advocacy campaigns; and three new patents awarded to the Company’s wholly-owned subsidiary and leading alternative data provider, Aicel Technologies, for the application of innovative AI and machine learning solutions in analyzing unstructured data. These four patents bring the Company’s total global intellectual property portfolio to 17 patents.
●
The integration of FiscalNote’s proprietary, patented AI and ChatGPT into its award-winning VoterVoice advocacy platform, making it the first SaaS advocacy campaign platform in the industry to embed both proprietary AI and ChatGPT into its patented platform - a key differentiator that further positions FiscalNote as an innovator for new customers and brings unique value for existing customers.

Additional information regarding the non-GAAP financial measures discussed in this release, including an explanation of these measures and how each is calculated, is included below under the heading “Non-GAAP Financial Measures.” A reconciliation of GAAP to non-GAAP financial measures has also been provided in the financial tables included below. Information regarding our key performance indicators is included below under “Key Performance Indicators.”

Quarterly Conference Call

FiscalNote will host a conference call today, Wednesday May 10, at 8:00 a.m. Eastern Time (U.S.) to review the Company’s financial results for the first quarter ended March 31, 2023. To access this call, dial 1 (888) 660-6510 for the U.S. or Canada, or 1 (929) 203-0882 for callers outside the U.S. or Canada with the conference ID 1271923. A live webcast of the conference call will be accessible from the Investor Relations section of FiscalNote’s website at https://investors.fiscalnote.com/, and a recording will be archived and accessible at https://investors.fiscalnote.com/. An audio replay of this conference call will also be available through Saturday, June 10, 2023, 11:59pm ET, by dialing 1 (800) 770-2030 for the U.S. or Canada, or 1 (647) 362-9199 for callers outside the U.S. or Canada, and entering 1271923.

* In connection with its public listing, FiscalNote entered into a 5-year senior secured term loan of up to $250 million, including $150 million of committed financing at closing with an additional uncommitted accordion facility for $100 million, subject to certain conditions.

(1) Non-GAAP measure. Please see "Non-GAAP Financial Measures" in this earnings release for definitions and important disclosures regarding these financial measures, including reconciliations to the most directly comparable GAAP measure.

(2) “Run-Rate Revenue,” “Annual Recurring Revenue” or “ARR”, and “Net Revenue Retention” are key performance indicators (KPIs). Please see "Key Performance Indicators" in this earnings release for the definitions and important disclosures regarding these measures.

(3) Organic run rate revenue and organic ARR for Q1 2023 include businesses acquired as of December 31, 2022, plus Aicel Technologies (for which a definitive acquisition agreement was signed as of December 31, 2021, with closing conditioned upon FiscalNote’s public listing).

(4) Total run rate revenue includes completed acquisitions but does not include any future acquisitions under consideration.

(5) Because of the variability of items impacting net income and unpredictability of future events, management is unable to reconcile without unreasonable effort the Company's forecasted adjusted EBITDA to a comparable GAAP measure.

About FiscalNote

FiscalNote (NYSE: NOTE) is a leading technology provider of global policy and market intelligence. By uniquely combining AI technology, actionable data, and expert and peer insights, FiscalNote empowers customers to manage policy, address regulatory developments, and mitigate global risk. Since 2013, FiscalNote has pioneered technology that delivers mission-critical insights and the tools to turn them into action. Home to CQ, FrontierView, Oxford Analytica, VoterVoice, and many other industry-leading brands, FiscalNote serves approximately 5,000 customers worldwide with global offices in North America, Europe, Asia, and Australia. To learn more about FiscalNote and its family of brands, visit FiscalNote.com and follow @FiscalNote.

Contacts:

Media

Nicholas Graham

FiscalNote

press@fiscalnote.com

Investors

Sara Buda

FiscalNote

IR@fiscalnote.com

Source: FiscalNote

Forward-Looking Statements

Certain statements in this press release may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or FiscalNote’s future financial or operating performance. For example, statements regarding FiscalNote’s financial outlook for future periods, expectations regarding profitability, capital resources and anticipated growth in the industry in which FiscalNote operates are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “pro forma,” “may,” “should,” “could,” “might,” “plan,” “possible,” “project,” “strive,” “budget,” “forecast,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential” or “continue,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements.

Factors that may impact such forward-looking statements include FiscalNote’s ability to effectively manage its growth; changes in FiscalNote’s strategy, future operations, financial position, estimated revenue and losses, forecasts, projected costs, prospects and plans; FiscalNote’s future capital requirements; demand for FiscalNote’s services and the drivers of that demand; FiscalNote’s ability to provide highly useful, reliable, secure and innovative products and services to its customers; FiscalNote’s ability to attract new customers, retain existing customers, expand its products and service offerings with existing customers, expand into geographic markets or identify areas of higher growth; FiscalNote’s ability to successfully identify acquisition opportunities, make acquisitions on terms that are commercially satisfactory, successfully integrate potential acquired businesses and services, and subsequently grow acquired businesses; risks associated with international operations, including compliance complexity and costs, increased exposure to fluctuations in currency exchange rates, political, social and economic instability, and supply chain disruptions; FiscalNote’s ability to develop, enhance, and integrate its existing platforms, products, and services;  FiscalNote’s estimated total addressable market and other industry and performance projections; FiscalNote's reliance on third-party systems and data, its ability to integrate such systems and data with its solutions and its potential inability to continue to support integration; potential technical disruptions, cyberattacks, security, privacy or data breaches or other technical or security incidents that affect FiscalNote’s networks or systems or those of its service providers; FiscalNote’s ability to obtain and maintain accurate, comprehensive, or reliable data to support its products and services; FiscalNote’s ability to introduce new features, integrations, capabilities, and enhancements to its products and services; FiscalNote’s ability to maintain and improve its methods and technologies, and anticipate new methods or technologies, for data collection, organization, and analysis to support its products and services; competition and competitive pressures in the markets in which FiscalNote operates, including larger well-funded companies shifting their existing business models to become more competitive with FiscalNote; FiscalNote’s ability to protect and maintain its brands; FiscalNote’s ability to comply with laws and regulations in connection with selling products and services to U.S. and foreign governments and other highly regulated industries; FiscalNote’s ability to retain or recruit key personnel; FiscalNote’s ability to effectively maintain and grow its research and development team and conduct research and development; FiscalNote’s ability to adapt its products and services for changes in laws and regulations or public perception, or changes in the enforcement of such laws, relating to artificial intelligence, machine learning, data privacy and government contracts; adverse general economic and market conditions reducing spending on our products and services; the outcome of any known and unknown litigation and regulatory proceedings; FiscalNote’s ability to successfully establish and maintain public company-quality internal control over financial reporting; and the ability to adequately protect FiscalNote’s intellectual property rights.

These and other important factors discussed in FiscalNote’s SEC filings, including its most recent reports on Forms 10-K and 10-Q, particularly the "Risk Factors" sections of those reports, could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by FiscalNote and its management, are inherently uncertain. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will occur or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. FiscalNote undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

FISCALNOTE HOLDINGS, INC.

Condensed Consolidated Balance Sheets

(in thousands, except shares, and par value)

(Unaudited)

	March 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$46,665	$60,388
Restricted cash	839	835
Accounts receivable, net	17,280	14,909
Costs capitalized to obtain revenue contracts, net	2,917	2,794
Prepaid expenses	5,233	4,315
Other current assets	3,137	2,764
Total current assets	76,071	86,005

Property and equipment, net	7,008	7,325
Capitalized software costs, net	14,603	13,946
Noncurrent costs capitalized to obtain revenue contracts, net	4,139	3,976
Operating lease assets	19,129	21,005
Goodwill	208,056	194,362
Customer relationships, net	61,750	56,348
Database, net	20,455	21,020
Other intangible assets, net	29,358	28,728
Other non-current assets	430	442
Total assets	$440,999	$433,157

Liabilities and Stockholders' Equity
Current liabilities:
Current maturities of long-term debt	$68	$68
Accounts payable and accrued expenses	13,787	13,739
Deferred revenue, current portion	48,444	35,569
Customer deposits	1,823	3,252
Contingent liabilities from acquisitions, current portion	1,080	696
Operating lease liabilities, current portion	3,376	6,709
Other current liabilities	2,072	2,079
Total current liabilities	70,650	62,112

Long-term debt, net of current maturities	176,678	161,980
Deferred tax liabilities	2,957	714
Deferred revenue, net of current portion	1,406	918
Contingent liabilities from acquisitions, net of current portion	1,710	883
Operating lease liabilities, net of current portion	28,347	29,110
Warrant liabilities	4,915	18,892
Other non-current liabilities	13,902	13,858
Total liabilities	300,565	288,467
Commitment and contingencies (Note 17)
Stockholders' equity:
Class A Common stock ($0.0001 par value, 1,700,000,000 authorized, 125,576,069 and 123,125,595 issued and outstanding at March 31, 2023 and December 31, 2022, respectively)	12	12
Class B Common stock ($0.0001 par value, 9,000,000 authorized, and 8,290,921 issued and outstanding at March 31, 2023 and December 31, 2022)	1	1
Additional paid-in capital	861,793	846,205
Accumulated other comprehensive loss	(1,144)	(785)
Accumulated deficit	(720,228)	(700,743)
Total stockholders' equity	140,434	144,690
Total liabilities and stockholders' equity	$440,999	$433,157

FISCALNOTE HOLDINGS, INC.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except shares and per share data)

(Unaudited)

	Three Months Ended March 31,
	2023	2022
Revenues:
Subscription	$28,467	$22,779
Advisory, advertising, and other	3,062	3,292
Total revenues	31,529	26,071
Operating expenses: (1)
Cost of revenues	8,937	7,170
Research and development	5,120	6,018
Sales and marketing	12,298	9,497
Editorial	4,265	3,676
General and administrative	18,221	10,557
Amortization of intangible assets	2,814	2,608
Impairment of goodwill	5,837	-
Transaction costs (gains), net	1,408	(1,045)
Total operating expenses	58,900	38,481
Operating loss	(27,371)	(12,410)

Interest expense, net	6,681	22,523
Change in fair value of financial instruments	(14,680)	1,338
Gain on PPP loan upon extinguishment	-	(7,667)
Other (income) expense, net	(129)	121
Net loss before income taxes	(19,243)	(28,725)
Provision (benefit) from income taxes	30	(374)
Net loss	(19,273)	(28,351)
Other comprehensive (loss) gain	(359)	85
Total comprehensive loss	$(19,632)	$(28,266)

Net loss	$(19,273)	$(28,351)
Deemed contribution	-	8,395
Net loss used to compute loss per share	$(19,273)	$(19,956)

Earnings per share attributable to common shareholders:
Basic and Diluted	$(0.14)	$(1.06)
Weighted average shares used in computing earnings per shares attributable to common shareholders:
Basic and Diluted	133,082,639	18,757,067

(1) Amounts include stock-based compensation expenses, as follows:

	Three Months Ended March 31,
	2023	2022
Cost of revenues	$58	$10
Research and development	390	54
Sales and marketing	360	47
Editorial	66	23
General and administrative	5,632	126

FISCALNOTE HOLDINGS, INC.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Three Months Ended March 31,
	2023	2022
Operating Activities:
Net loss	$(19,273)	$(28,351)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	336	286
Amortization of intangible assets and capitalized software development costs	5,411	4,431
Amortization of deferred costs to obtain revenue contracts	832	554
Impairment of goodwill	5,837	-
Non-cash operating lease expense	1,832	1,596
Stock-based compensation	6,506	260
Operating lease asset impairment	-	378
Other non-cash expenses	190	46
Bad debt expense (recovery)	156	(35)
Change in fair value of acquisition contingent consideration	(156)	(1,366)
Change in fair value of financial instruments	(14,680)	1,338
Deferred income tax benefit	(218)	(386)
Paid-in-kind interest, net	970	13,430
Non-cash interest expense	1,074	7,394
Gain on PPP Loan forgiveness	-	(7,667)
Changes in operating assets and liabilities:
Accounts receivable, net	(696)	(3,627)
Prepaid expenses and other current assets	619	(3,449)
Costs capitalized to obtain revenue contracts, net	(1,126)	(1,142)
Other non-current assets	27	-
Accounts payable and accrued expenses	(3,225)	(1,662)
Deferred revenue	10,002	11,472
Customer deposits	(1,923)	(1,846)
Other current liabilities	(1,222)	(336)
Contingent liabilities from acquisitions, net of current portion	(39)	-
Operating lease liabilities	(4,052)	(1,984)
Other non-current liabilities	(8)	463
Net cash used in operating activities	(12,826)	(10,203)

Investing Activities:
Capital expenditures	(1,869)	(2,128)
Cash paid for business acquisitions, net of cash acquired	(5,010)	-
Net cash used in investing activities	(6,879)	(2,128)

Financing Activities:
Proceeds from long-term debt, net of issuance costs	6,000	19,478
Principal payments of long-term debt	(27)	-
Proceeds from exercise of stock options	264	215
Net cash provided by financing activities	6,237	19,693

Effects of exchange rates on cash	(251)	153

Net change in cash, cash equivalents, and restricted cash	(13,719)	7,515
Cash, cash equivalents, and restricted cash, beginning of period	61,223	33,009
Cash, cash equivalents, and restricted cash, end of period	$47,504	$40,524

Supplemental Noncash Investing and Financing Activities:
Accretion of redemption value of preferred stock	$-	$(8,390)
Warrants issued in conjunction with long-term debt issuance	$178	$436
Fees payable to debt holders settled through increase of debt principal	$-	$100
PIK interest settled through issuance of additional convertible notes to noteholders	$-	$4,134
Property and equipment purchases included in accounts payable	$121	$41

Supplemental Cash Flow Activities:
Cash paid for interest	$4,740	$1,341
Cash paid for taxes	$112	$57

Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with GAAP, we use certain non-GAAP financial measures to clarify and enhance our understanding, and aid in the period-to-period comparison, of our performance. Where applicable, we provide reconciliations of these non-GAAP measures to the corresponding most closely related GAAP measure. Investors are encouraged to review the reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure. While we believe that these non-GAAP financial measures provide useful supplemental information, non-GAAP financial measures have limitations and should not be considered in isolation from, or as a substitute for, their most comparable GAAP measures. These non-GAAP financial measures are not prepared in accordance with GAAP, do not reflect a comprehensive system of accounting and may not be comparable to similarly titled measures of other companies due to potential differences in their financing and accounting methods, the book value of their assets, their capital structures, the method by which their assets were acquired and the manner in which they define non-GAAP measures.

Adjusted Revenue

Adjusted revenue represents revenue adjusted to include amounts that would have been recognized if deferred revenue was not adjusted to fair value in connection with acquisition accounting. Adjusted revenue is presented because we use this measure to evaluate performance of our business against prior periods and believe it is useful for investors as an indicator of the underlying performance of our business. Adjusted revenue is not a recognized term under U.S. GAAP. Adjusted revenue does not represent revenues, as that term is defined under GAAP, and should not be considered as an alternative to revenues as an indicator of our operating performance. Adjusted revenue as presented herein is not necessarily comparable to similarly titled measures presented by other companies.

Adjusted Gross Profit and Adjusted Gross Profit Margin

We define Adjusted Gross Profit as Adjusted Revenue minus cost of revenues, before amortization of intangible assets that are included in costs of revenues. We define Adjusted Gross Profit Margin as Adjusted Gross Profit divided by Adjusted Revenue.

We use Adjusted Gross Profit and Adjusted Gross Profit Margin to understand and evaluate our core operating performance and trends. We believe these metrics are useful measures to us and to our investors to assist in evaluating our core operating performance because they provide consistency and direct comparability with our past financial performance and between fiscal periods, as the metrics eliminate the non-cash effects of amortization of intangible assets and deferred revenue, which are non-cash impacts that may fluctuate for reasons unrelated to overall operating performance.

Adjusted Gross Profit and Adjusted Gross Profit Margin have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our results as reported under GAAP. They should not be considered as replacements for gross profit and gross profit margin, as determined by GAAP, or as measures of our profitability. We compensate for these limitations by relying primarily on our GAAP results and using non-GAAP measures only for supplemental purposes. Adjusted Gross Profit and Adjusted Gross Profit Margin as presented herein are not necessarily comparable to similarly titled measures presented by other companies.

EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures. EBITDA represents earnings before interest expense, income taxes, depreciation and amortization. Adjusted EBITDA reflects further adjustments to EBITDA to exclude certain non-cash items and other items that management believes are not indicative of ongoing operations. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by Adjusted Revenue.

We disclose EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin herein because these non-GAAP measures are key measures used by management to evaluate our business, measure our operating performance and make strategic decisions. We believe that EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are useful for investors and others in understanding and evaluating our operating results in the same manner as management. EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are not financial measures calculated in accordance with GAAP and should not be considered as substitutes for net loss, net loss before income taxes, or any other operating performance measure calculated in accordance with GAAP. Using these non-GAAP financial measures to analyze our business would have material limitations because the calculations are based on the subjective determination of management regarding the nature and classification of events and circumstances that investors may find significant. In addition, although other companies in our industry may report measures titled EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin or similar measures, such non-GAAP financial measures may be calculated differently from how we calculate non-GAAP financial measures, which reduces their comparability. Because of these limitations, you should consider EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin alongside other financial performance measures, including net income and our other financial results presented in accordance with GAAP.

Adjusted Revenues

The following table presents our calculation of Adjusted Revenues for the periods presented, and a reconciliation of this measure to our GAAP revenues for the same periods:

	Three Months Ended March 31,
(In thousands)	2023	2022
Subscription revenue	$28,467	$22,779
Deferred revenue adjustment	-	993
Adjusted subscription revenue	28,467	23,772
Advisory, advertising, and other revenue	3,062	3,292
Adjusted Revenues	$31,529	$27,064

Adjusted Gross Profit and Adjusted Gross Profit Margin

The following table presents our calculation of Adjusted Gross Profit and Adjusted Gross Profit Margin for the periods presented:

	Three Months Ended March 31,
(In thousands)	2023	2022
Adjusted Revenues	$31,529	$27,064
Costs of revenue	(8,937)	(7,170)
Amortization of intangible assets	2,597	1,823
Adjusted Gross Profit	$25,189	$21,717
Adjusted Gross Profit Margin	80%	80%

EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin

The following table presents our calculation of EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin for the periods presented:

	Three Months Ended March 31,
(In thousands)	2023	2022
Net loss	$(19,273)	$(28,351)
Provision (benefit) from income taxes	30	(374)
Depreciation and amortization	5,747	4,717
Interest expense, net	6,681	22,523
EBITDA	(6,815)	(1,485)
Deferred revenue adjustment (a)	-	993
Stock-based compensation	6,506	260
Change in fair value of financial instruments (b)	(14,680)	1,338
Other non-cash (gains) charges (c)	5,873	(8,609)
Acquisition related costs (d)	1,222	72
Employee severance costs (e)	369	-
Non-capitalizable debt raising costs	206	403
Other infrequent costs (f)	-	20
Costs incurred related to the transaction (g)	184	203
Loss contingency (h)	168	-
Adjusted EBITDA	$(6,967)	$(6,805)
Adjusted EBITDA Margin	(22.1)%	(25.1)%
(a)
Reflects deferred revenue fair value adjustments arising from the purchase price allocation in connection with the 2021 Acquisitions.
(b)
Reflects the non-cash impact from the mark to market adjustments on our financial instruments.
(c)
Reflects the non-cash impact of the following: (i) impairment of goodwill of $5,837 in the first quarter of 2023, (ii) loss from equity method investment of $34 in the first quarter of 2023, (iii) charge of $2 in the first quarter of 2023 from the change in fair value related to the contingent consideration and contingent compensation related to the 2021, 2022, and 2023 Acquisitions; (iv) gain of $1,320 in the first quarter of 2022 from the change in fair value related to the contingent consideration and contingent compensation related to the 2021 Acquisitions, (v) gain of $7,667 related to the partial forgiveness of our PPP Loan during the first quarter of 2022, and (vi) $378 impairment charge recognized in the first quarter of 2022 related to the abandonment of one of our leases upon adoption of ASC 842 on January 1, 2022.
(d)
Reflects the costs incurred to identify, consider, and complete business combination transactions consisting of advisory, legal, and other professional and consulting costs.
(e)
Severance costs associated with workforce changes related to business realignment actions.
(f)
Costs incurred related to litigation we believe to be outside of our normal course of business totaling $20 in the first quarter of 2022.
(g)
Includes non-capitalizable transaction costs associated with the Business Combination.
(h)
Reflects $168 of legal costs incurred during the first quarter of 2023 related to the proposed term sheet with GPO FN Noteholder LLC.

Key Performance Indicators

We also monitor the following key performance indicators to evaluate growth trends, prepare financial projections, make strategic decisions, and measure the effectiveness of our sales and marketing efforts. Our management team assesses our performance based on these key performance indicators because it believes they reflect the underlying trends and indicators of our business and serve as meaningful indicators of our continuous operational performance.

Annual Recurring Revenue (“ARR”)

Approximately 90% of our revenues are subscription based, which leads to high revenue predictability. Our ability to retain existing subscription customers is a key performance indicator that helps explain the evolution of our historical results and is a leading indicator of our revenues and cash flows for subsequent periods. We use ARR as a measure of our revenue trend and an indicator of our future revenue opportunity from existing recurring subscription customer contracts. We calculate ARR on a parent account level by annualizing the contracted subscription revenue, and our total ARR as of the end of a period is the aggregate thereof. ARR is not adjusted for the impact of any known or projected future customer cancellations, upgrades or downgrades, or price increases or decreases. The amount of actual revenue that we recognize over any 12-month period is likely to differ from ARR at the beginning of that period, sometimes significantly. This may occur due to timing of the revenue bookings during the period, cancellations, upgrades, or downgrades and pending renewals. ARR should be viewed independently of revenue as it is an operating metric and is not intended to be a replacement or forecast of revenue. Our calculation of ARR may differ from similarly titled metrics presented by other companies.

Run-Rate Revenue

Management also monitors run-rate revenue, which we define as ARR plus non-subscription revenue earned during the last 12 months. We believe run-rate revenue is an indicator of our total revenue growth, incorporating the non-subscription revenue that we believe is a meaningful contribution to our business as a whole. Although our non-subscription business is non-recurring, we regularly sell different advisory services to repeat customers. The amount of actual subscription and non-subscription revenue that we recognize over any 12-month period is likely to differ from run-rate revenue at the beginning of that period, sometimes significantly.

Net Revenue Retention (“NRR”)

Our NRR, which we use to measure our success in retaining and growing recurring revenue from our existing customers, compares our recognized recurring revenue from a set of customers across comparable periods. We calculate our NRR for a given period as ARR at the end of the period minus ARR contracted from new clients for which there is no historical revenue booked during the period, divided by the beginning ARR for the period. We calculate NRR at a parent account level. Customers from acquisitions are not included in NRR until they have been part of our consolidated results for 12 months. Accordingly, the 2023 and 2022 Acquisitions are not included in our NRR for the three months ended March 31, 2023 and the 2022 and 2023 Acquisitions are not included in our NRR for the three months ended March 31, 2022. Our calculation of NRR for any fiscal period includes the positive recurring revenue impacts of selling additional licenses and services to existing customers and the negative recognized recurring revenue impacts of contraction and attrition among this set of customers. Our NRR may fluctuate as a result of a number of factors, including the growing level of our revenue base, the level of penetration within our customer base, expansion of products and features, the timing of renewals, and our ability to retain our customers.

Source: FiscalNote